Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the inclusion in Form 8-K/A-1 of our report, dated August 31, 1995, except as to Note 2 which is as of September 14, 1995, on our audits of the financial statements of Micrographic Technology Corporation as of June 30, 1995 and June 26, 1994, and for each of the two years in the period ended June 30, 1995.


                                   /s/ Frank, Rimerman & Co.

                                   FRANK, RIMERMAN & CO.


Menlo Park, California
November 29, 1995